Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Agreement”), dated as of August 3, 2023 (the “Second Amendment Effective Date”), is entered into among Hasbro, Inc., a Rhode Island corporation (the “Company”), Hasbro SA, a corporation organized under the laws of Switzerland (the “Designated Borrower” and, together with the Company, the “Borrowers”), the Lenders party hereto and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Existing Revolving Credit Agreement (as defined below) or the Amended Revolving Credit Agreement (as defined below), as applicable.

RECITALS

WHEREAS, the Borrowers, the Lenders, the L/C Issuers and the Administrative Agent are party to that certain Second Amended and Restated Revolving Credit Agreement, dated as of September 20, 2019 (as amended by that certain First Amendment to Revolving Credit Agreement, dated as of April 12, 2023, and as further amended, restated, amended and restated, extended, supplemented, or otherwise modified in writing from time to time prior to the Second Amendment Effective Date, the “Existing Revolving Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Lenders amend the Existing Revolving Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Amendments to the Existing Revolving Credit Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Existing Revolving Credit Agreement is hereby amended as follows (the Existing Revolving Credit Agreement, as so amended, the “Amended Revolving Credit Agreement”):

(a)          Section 1.01 of the Existing Revolving Credit Agreement is amended by adding the following definitions thereto, in the appropriate alphabetical order:

“EOne Disposition” means the Disposition (whether in one or a series of related transactions) comprised primarily of the Company’s eOne TV and film business and assets relating thereto that do not support the Company’s branded entertainment strategy, pursuant to the terms of a purchase agreement (the “EOne Purchase Agreement”) to be entered into by the Company and a third party no later than August 31, 2023.

“EOne Disposition Closing Date” means the date on which the EOne Disposition is consummated in accordance with the terms of the EOne Purchase Agreement.

“Second Amendment” means that certain Second Amendment to Revolving Credit Agreement, dated as of the Second Amendment Effective Date, by and among the Borrowers, the Lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” means August 3, 2023.

(b)          Section 7.01(t) of the Existing Revolving Credit Agreement is amended and restated in its entirety to read as follows:

(t) other Liens on assets which secure obligations in an aggregate amount not exceeding the excess of (i)(x) prior to the EOne Disposition Closing Date, 15% of Consolidated Net Worth and (y) on or after the EOne Disposition Closing Date, the greater of (1) $450,000,000 and (2) 15% of Consolidated Net Worth over (ii) the aggregate outstanding amount of Indebtedness then incurred in accordance with Section 7.02(l) at any time outstanding.

(c)          Section 7.02(l) of the Existing Revolving Credit Agreement is amended and restated in its entirety to read as follows:

(l) other Indebtedness of the Company or its Subsidiaries in an aggregate principal amount not exceeding the excess of (i)(x) prior to the EOne Disposition Closing Date, 15% of Consolidated Net Worth and (y) on or after the EOne Disposition Closing Date, the greater of (1) $450,000,000 and (2) 15% of Consolidated Net Worth over (ii) the aggregate outstanding amount of obligations secured by Liens incurred in accordance with Section 7.01(t) at any time outstanding.

(d)          Section 7.03 of the Existing Revolving Credit Agreement is amended by adding the following new clause (g) at the end thereof:

(g) the Company may consummate the EOne Disposition, including any restructurings, reorganizations and intercompany transactions necessary or appropriate to effectuate the EOne Disposition.

(e)          Section 7.05(b) of the Existing Revolving Credit Agreement is amended and restated in its entirety to read as follows:

(b) Consolidated Total Leverage Ratio.

(A)          Prior to the Additional Commitment Availability Date, the Company shall not permit the Consolidated Total Leverage Ratio to exceed the applicable ratio set forth opposite such fiscal quarter in the table below:

Fiscal Quarter	Ratio
First, Second and Fourth fiscal quarters of any Fiscal Year	3.50:1.00
Third fiscal quarter of any Fiscal Year	4.00:1.00

(B)         On and following the Additional Commitment Availability Date, the Company shall not permit the Consolidated Total Leverage Ratio to exceed the applicable ratio set forth in the applicable column opposite such fiscal quarter in the table below, based on the aggregate gross proceeds of Capital Stock issued by the Company after August 22, 2019 and on or prior to the Additional Commitment Availability Date (“Equity Proceeds”):

Fiscal Quarters ended on or about	Equity Proceeds of less than $1.0 billion:	Equity Proceeds equal to or greater than $1.0 billion:
December 31, 2019, March 31, 2020 and June 30, 2020	5.65 to 1.00	5.40 to 1.00
September 30, 2020	5.65 to 1.00	5.65 to 1.00
December 31, 2020, March 31, 2021 and June 30, 2021	5.20 to 1.00	4.95 to 1.00
September 30, 2021	5.70 to 1.00	5.45 to 1.00
December 31, 2021, March 31, 2022 and June 30, 2022	4.50 to 1.00	4.35 to 1.00
September 30, 2022	5.00 to 1.00	4.85 to 1.00
December 31, 2022, March 31, 2023 and June 30, 2023	3.80 to 1.00	3.60 to 1.00
September 30, 2023	4.30 to 1.00	4.10 to 1.00
December 31, 2023 and thereafter	3.50 to 1.00	3.50 to 1.00

provided that, in each case of clauses (A) and (B), (i) such ratio shall be calculated on a Pro Forma Basis for any Measurement Period including the fiscal quarter in which an acquisition or disposition occurs for which, in the case of an acquisition, the purchase price exceeds $100,000,000 or, in the case of a disposition, the fair market value of assets or business disposed exceeds $100,000,000; (ii) following such time after the Additional Commitment Availability Date when the Consolidated Total Leverage Ratio is no greater than 3.75 to 1.00 for at least four fiscal quarters, then, upon written notice (such notice, a “Leverage Notice”) to the Administrative Agent from the Company that an acquisition (other than the EOne Acquisition) with an aggregate consideration greater than or equal to $500,000,000 has been consummated, then, notwithstanding the table below, the Company shall not permit the Consolidated Total Leverage Ratio to exceed 4.00 to 1.00 for each of the five consecutive fiscal quarters following the consummation of such acquisition; and (iii) following the five consecutive fiscal quarter period set forth in clause (ii), the Company shall not permit the Consolidated Total Leverage Ratio to exceed the applicable ratio set forth in the applicable table above for not fewer than four fiscal quarters before a subsequent Leverage Notice is delivered to the Administrative Agent.

(C)          Notwithstanding clauses (b)(A) and (b)(B) above, the Company shall not permit the Consolidated Total Leverage Ratio as at the end of any fiscal quarter ended on or after the EOne Disposition Closing Date to exceed 4.50 to 1.00; provided that such ratio shall be calculated on a Pro Forma Basis for any Measurement Period including the fiscal quarter in which an acquisition or disposition occurs for which, in the case of an acquisition, the purchase price exceeds $100,000,000 or, in the case of a disposition, the fair market value of assets or business disposed exceeds $100,000,000.

2.          Conditions Precedent.  This Agreement shall be effective on the Second Amendment Effective Date upon the satisfaction (or, except with respect to Section 2(a) hereof, waiver) of the following conditions precedent:

(a)        Receipt by the Administrative Agent of counterparts of this Agreement duly executed by each Borrower, the Lenders party to the Existing Revolving Credit Agreement on the Second Amendment Effective Date constituting Required Lenders and the Administrative Agent.

(b)         Receipt by the Administrative Agent of a certificate, dated the Second Amendment Effective Date and signed by a duly authorized officer of the Company, confirming that (i) each of the representations and warranties made by the Borrowers in Article V of the Amended Credit Agreement, this Agreement and the other Loan Documents are true in all material respects on and as of the Second Amendment Effective Date as if made on and as of the Second Amendment Effective Date, except (x) to the extent that such representations and warranties refer to an earlier date, in which case they were true in all material respects as of such earlier date or (y) to the extent that such representations and warranties are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true in all respects and (ii) both before and after giving effect to this Agreement, no event shall have occurred and be continuing, or would result from this Agreement, that would, as of the Second Amendment Effective Date, constitute a Default or Event of Default.

(c)         The Company shall have paid (or caused to be paid), to the extent invoiced and received by the Company at least two Business Days prior to the Second Amendment Effective Date (or such later date as the Company may reasonably agree), all legal fees and expenses of the Administrative Agent and the Arrangers required to be paid pursuant to the terms of the Amended Revolving Credit Agreement.

3.          Miscellaneous.

(a)         The Amended Revolving Credit Agreement, each Subsidiary Guaranty (if any) and the other Loan Documents, and the obligations of each Loan Party thereunder, as amended hereby, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.  This Agreement is a Loan Document.

(b)          Each Borrower hereby represents and warrants as follows:

(i)          Such Borrower has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(ii)        The execution, delivery and performance by such Borrower of this Agreement, (x) has been duly authorized by all necessary corporate or other organizational action, and (y) does not and will not (a) contravene the terms of such Borrower’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any material Lien under any Contractual Obligation to which such Borrower is a party or affecting such Borrower or the properties of such Borrower or any of its Subsidiaries; or (c) violate any Law or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Borrower or its property is subject, except, in the cases of clauses (b) and (c) to the extent such conflict, breach, contravention, creation or violation would not reasonably be expected to have a Material Adverse Effect.

(iii)        No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Borrower of this Agreement other than (i) those such as have been obtained or made and are in full force and effect, (ii) any filings of this Agreement with the SEC required to be made after the date hereof and (iii) such approvals, consents, exemptions, authorizations, actions or notices the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

(iv)       This Agreement has been duly executed and delivered by such Borrower.  This Agreement constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally and by general principles of equity and an implied covenant of good faith and fair dealing.

(c)         Each Borrower (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, as amended by this Agreement, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents.

(d)         This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (e.g.  “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(e)        If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)         THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(g)         The terms of Sections 10.14 and 10.15 of the Amended Revolving Credit Agreement with respect to submission to jurisdiction, waiver of venue, consent to service of process and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:	HASBRO, INC.

	By:	/s/ Gina Goetter
	Name:	Gina Goetter
	Title:	CFO

DESIGNATED BORROWER:	HASBRO SA

	By:	/s/ Julia Runnacles
Name:
Title:

Second Amendment to Revolving Credit Agreement

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Mary Lawrence
	Name:	Mary Lawrence
	Title:	Vice President
Second Amendment to Revolving Credit Agreement

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender

	By:	/s/ J. Casey Cosgrove
	Name:	J. Casey Cosgrove
	Title:	Managing Director

Second Amendment to Revolving Credit Agreement

CITIBANK, N.A.,
as a Lender and L/C Issuer

By:	/s/ Anita Philip
Name:	Anita Philip
Title:	Vice President

Second Amendment to Revolving Credit Agreement

Citizens Bank, N.A., as a Lender

By:	/s/ Michael Makaitis
Name:	Michael Makaitis
Title:	Senior Vice President

Second Amendment to Revolving Credit Agreement

JPMorgan Chase Bank, N.A. as a Lender

By:	/s/ Peter Christensen
Name:	Peter Christensen
Title:	Executive Director

Second Amendment to Revolving Credit Agreement

The Bank of Nova Scotia,
as a Lender

By:	/s/ Catherine Jones
Name:	Catherine Jones
Title:	Managing Director

Second Amendment to Revolving Credit Agreement

MUFG BANK, LTD.

By:	/s/ Jack Lonker
Name:	Jack Lonker
Title:	Authorized Signatory

Second Amendment to Revolving Credit Agreement

TRUIST BANK
as a Lender

By:	/s/ Steve Curran
Name:	Steve Curran
Title:	Director

Second Amendment to Revolving Credit Agreement

Australia and New Zealand Banking Group Limited,
as a Lender

By:	/s/ Wendy Tso
Name:	Wendy Tso
Title:	Director

Second Amendment to Revolving Credit Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH,
as a Lender

By:	/s/ Brian Crowley
Name:	Brian Crowley
Title:	Managing Director

By:	/s/ Armen Semizian
Name:	Armen Semizian
Title:	Executive Director

Second Amendment to Revolving Credit Agreement

The Huntington National Bank
as a Lender

By:	/s/ Mike Kelly
Name:	Mike Kelly
Title:	V.P.

Second Amendment to Revolving Credit Agreement

Sumitomo Mitsui Banking Corporation
as a Lender

By:	/s/ Rosa Pritsch
Name:	Rosa Pritsch
Title:	Director

Second Amendment to Revolving Credit Agreement